SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 22, 1999

                         SHOREWOOD PACKAGING CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


      Delaware                        0-15007                    11-2742734
  (State or other                   (Commission                (IRS Employer
  jurisdiction of                     File No.)              Identification No.)
   incorporation)



    277 Park Avenue, New York, New York                                 10172
 ----------------------------------------                            -----------
 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:               (212) 371-1500
                                                                  --------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5. Other Events

        On November 16, 1999 and November 18, 1999, the Board of Directors of the Corporation met to consider, among other things, the desireability of amending the Corporation's by-laws to strengthen the Corporation's ability to defend the Corporation against abusive takeover tactics and unsolicited acquisition proposals not in the best interests of the stockholders. The meetings were held as a consequence of an unsolicited proposal that the Corporation be acquired at a price that the Board of Directors considered to be grossly inadequate and provided no reason for the Board to consider a sale of the Corporation. Thereafter, by unanimous written consent as of November 22, 1999, the Board amended and restated the by-laws of the Corporation and replaced them with the Amended and Restated By-laws attached hereto as Exhibit 3.2 A.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


        (c) Exhibits.

            3.2 A    By-laws as Amended and Restated as of November 22, 1999.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SHOREWOOD PACKAGING CORPORATION



                                      By: /s/ Howard Liebman
                                         ---------------------------------------
                                         Howard Liebman
                                         President and Chief Financial Officer



Date:  December 2, 1999